                                                                      EXHIBIT 4

                                                             EXECUTION ORIGINAL


                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Option Agreement (the "Agreement") is made and entered into as of the 13th day of November, 1996, by and between Scientific-Atlanta, Inc., a Georgia corporation (the "Company"), and James F. McDonald (the "Optionee").

                                R E C I T A L S:

         WHEREAS, the Company desires to grant the Optionee an Option (as defined below); and

         WHEREAS, the parties hereto desire to set forth herein the terms and conditions applicable to such Option;

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. Definitions. Each capitalized term used herein which is not otherwise defined herein shall have the meaning ascribed to such term in
Schedule 1 attached hereto.

         2. Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase from the Company 100,000 shares of the $0.50 par value common stock of the Company ("Common Stock") at an exercise price of $17 - 7/8 per share, which exercise price is subject to adjustment as provided in Paragraph 11 hereof. The Option is intended to be treated as a non-qualified stock option for all purposes and is not intended to qualify as an incentive stock option for purposes of the Code.

         3. Term. The term of the Option shall commence on the date hereof ("Date of Grant") and shall terminate and expire, to the extent not previously exercised, on November 12, 2006.

         4. Vesting; Limitation on Right to Exercise. Except as otherwise set out in this Agreement, the Optionee shall have the right to exercise the Option on and after May 13, 2001, but the Optionee shall have the right to earlier exercise the Option on and after November 13, 1998, in the following percentages, provided that the specified events have been satisfied:

         (a) fifty percent (50%) of the shares subject to the Option shall be exercisable if the closing price of the Common Stock of the Company, as reported by the New York Stock Exchange, has been $27.00 per share or more for twenty (20) consecutive business days at any time after the Date of Grant of the Option; or

         (b) one hundred percent (100%) of the shares subject to the Option shall be exercisable if the closing price of the Common Stock of the Company, as reported by the New York Stock Exchange, has been $35.00 per share or more for more than twenty (20) consecutive business days at any time after the Date of Grant of the Option.

         The targeted per share closing prices set forth in Subparagraphs (a) and (b) above shall be appropriately adjusted in the event of any change of the type described in Paragraph 11 of this Agreement.

         Notwithstanding that the Optionee may have the right, pursuant to the above provisions, to exercise the Option as to some or all of the shares subject to the Option, Optionee agrees that he will not exercise the Option as to any shares subject to the Option until such time as (i) Optionee is no longer an employee of the Company and (ii) such exercise will not cause the Company to lose, pursuant to the terms of Section 162 (m) of the Code, the right to deduct from the Company's income, for federal income tax purposes, the compensation to the Optionee resulting from such exercise.

         5. Manner of Exercise of the Option. The Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Corporate Secretary of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price (i) in cash, (ii) by delivery of shares of Common Stock at the Fair Market Value of such shares determined as of the exercise date, or a combination of (i) and (ii).

         6. Cessation of Employment; etc. After the Optionee ceases to be an employee, his rights to exercise any unexercised Option then held by him shall be determined as provided in this Paragraph 6. The Option may not be exercised after the term set forth in Paragraph 3 expires or after the Option is otherwise canceled.

         (a) Retirement. If the Optionee ceases to be an employee because of Retirement (and not on account of termination for "cause" (as hereinafter defined)),the Optionee shall have the right to exercise the Option at any time within two (2) years following the date of his Retirement but, except as otherwise provided in this Agreement, only to the extent that, as of the date of his Retirement, the Optionee's right to exercise such Option had accrued pursuant to the terms of this Agreement and had not previously been exercised. To the extent unexercised, the Option shall expire two (2) years after the date of Retirement or the date of expiration of the term of the Option as set forth in Paragraph 3, whichever shall occur first.

         (b) Death. If the Human Resources and Compensation Committee (the "Committee") does not determine otherwise with respect to the Option, upon the death of the Optionee, the Option shall be exercisable immediately (by the executor or the administrator of the deceased Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance or by reason of such death) with respect to only the shares as to which the deceased Optionee had the right to exercise the Option at the time of his death. To the extent unexercised, the Option shall expire (i) one (1) year after the date of such death, or (ii) in the event of death following termination of employment by reason of Retirement as described in Paragraph 6(a) immediately above, the expiration date of the Option after Retirement, whichever occurs last. Notwithstanding the foregoing, the Committee may, in a special case, permit a longer period for exercise of an Option after the death of the Optionee, but in no event shall such period extend beyond the date of expiration of the Option as set forth in this Agreement.

         (c) Disability. If the Optionee ceases active service as an employee by reason of Disability, he shall have the right to exercise the Option at any time within one (1) year after such cessation of employment, but except as provided in this Agreement, only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

         (d) Termination for Cause. If the Optionee's employment is terminated for "cause" (as hereinafter defined), this Option shall expire immediately upon the giving to him of the notice of such termination. "Cause," for purposes of this Paragraph 6(d), shall mean dishonest or fraudulent conduct which would normally be considered as sufficient basis for discharging an employee from a management and/or a supervisory position, or negligence, inaction or misconduct which constitutes failure by the Optionee to meet such Optionee's obligations and perform such Optionee's duties of employment.

         (e) Other Reasons. If the Optionee ceases to be an employee for any reason other than those mentioned above in Subparagraphs
                  (a), (b), (c) or (d), the Optionee shall have the right to exercise the Option at any time within thirty (30) days following such cessation, discharge or termination, but, except as otherwise provided in this Agreement, only to the extent that, at the date of cessation, discharge or termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

         7. Exercise of Options upon a Change of Control of the Company. In the event of a Change of Control of the Company, this Option, whether or not vested at such time, shall automatically vest and be immediately exercisable in full, without regard to the years which have elapsed or events which have occurred since the Date of Grant.

         8. Termination of Employment Following Change in Control. If the Optionee's employment terminates following a Change in Control other than for "cause" (as defined in Paragraph 6(d)), the applicable provisions of Paragraph 6 of this Agreement shall apply, except that as of and after the date of the Change in Control, neither the Committee nor the Board shall make any determination or take any action in connection with the Optionee's termination of employment which would cause the Option either (i) to not be exercisable in full or (ii) to expire earlier than the latest date allowable under Paragraph 6 as applicable.

         9.       Amendment or Termination.

         (a) Paragraphs 7 and 8 of this Agreement shall not be amended or terminated at any time.

         (b) Any amendment or termination of this Agreement prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

         (c) Except as provided in subparagraphs (a) and (b) above, the Board shall have the authority and right to amend this Agreement at any time upon ten (10) days' prior written notice to Optionee, provided that such amendment does not adversely affect Optionee's rights under this Agreement.

         10. Rights of a Shareholder; Non-Transferability. No one shall have rights as a shareholder with respect to any shares covered by this Option until the date of issuance of a stock certificate for such shares. Nothing in this Option confers on Optionee any right to continue in the employ of the Company or to continue to perform services for the Company or interferes in any way with the right of the Company to terminate his services as an officer or other employee at any time.

         Unless the Committee passes a resolution granting Optionee the right to transfer the Option or a portion of the Option to others, no Option shall be transferable by the Optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Optionee, or by a guardian or legal representative.

         11. Recapitalizations. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Company will make such adjustments to the Option, to prevent dilution or enlargement of the rights of Optionee, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be issued upon exercise of the Option;

         (b) adjustments in the purchase price of the Common Stock covered by the Options.

No such adjustments, however, may change materially the value of benefits available to Optionee under the Option.

         12. Taxes; Withholding. In the event the Company determines that it is required to withhold state or federal taxes as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee must make arrangements satisfactory to the Corporate Secretary to enable the Company to satisfy such withholding requirements. Payment of such withholding requirements may be made (i) in cash, (ii) by delivery of shares registered in the name of Optionee, which shares have a Fair Market Value at the time of exercise equal to the amount to be withheld, (iii) by the Company withholding shares subject to the Option, which shares have a Fair Market Value at the time of exercise equal to the amount to be withheld, or (iv) any combination of (i), (ii) and
(iii) above.

         13.      Securities Law Requirements.

         (a) Securities Act Requirements. No Option granted pursuant to this Agreement shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares subject to any such Option, if such exercise and sale would, in the opinion of the Corporate Secretary, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements) as it may be in effect at that time.

                  As a condition to the issuance of any shares upon exercise of an Option under this Agreement, the Corporate Secretary may require the Optionee to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. Such representations shall be required in cases where, in the opinion of the Corporate Secretary, they are necessary to enable the Company to comply with the provisions of the Securities Act of 1933, and any shareholder who gives such representation shall be released from it at such a time as the shares to which it applies are registered pursuant to the Securities Act of 1933.

         (b) Listing and Regulatory Requirements. Each Option shall be subject to the further requirements that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         14. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: if to the Company at One Technology Parkway South, Norcross, Georgia 30092, Attention: Corporate Secretary, if to Optionee, at the address set forth on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

         15. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

         16. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, event or intent of this Agreement or any provision hereof.

         17. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         18. Governing Law. The laws of the state of Georgia shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

         IN WITNESS WHEREOF, this Agreement is executed as of the 14th day of November, 1996.


                                    COMPANY:

                                    SCIENTIFIC-ATLANTA, INC.


                                    By:  /s/ Brian C. Koenig
                                         --------------------------------------
                                    Its: Senior Vice President, Human Resources



                                    OPTIONEE:


                                        /s/ James F. McDonald
                                    -------------------------------------------
                                    James F. McDonald


                                    OPTIONEE'S ADDRESS:

                                    2870 Pharr Court South, N.W.
                                    #3101
                                    Atlanta, Georgia 30305


                                    OPTIONEE'S SSN:

                                    ###-##-####

                                   SCHEDULE 1
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         "BOARD" means the Board of Directors of the Company.

         "CHANGE IN CONTROL" means any of the following events:

         (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Agreement, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

         (b) The individuals who are members of the Incumbent Board (as hereinafter defined), cease for any reason to constitute at least two-thirds of the Board for purposes of this Agreement. The "Incumbent Board" shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office
                  (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

         (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or
                  (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                  Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  Notwithstanding anything contained in this Agreement to the contrary, if a Change in Control takes place and the Optionee's employment is terminated prior to the completed Change in Control and the Optionee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control in respect of such Optionee shall mean the date immediately prior to the date of termination of such Optionee's employment.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DISABILITY" means the condition of an individual who is unable to engage in any substantial gainful activity by reason of any physical or mental impairment which is classified as a disability in the Company's Long Term Disability Plan.

         "FAIR MARKET VALUE" means the value of one (1) share of Common Stock, and shall be equal to the closing sale price as reported on the New York Stock Exchange on the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date. If the date of valuation is not a business day, the price on the last business day preceding the date of valuation shall be utilized.

         "RETIREMENT" shall mean the Optionee's voluntary termination of his employment with the Company after he has either (i) attained age sixty (60) or
(ii) attained age fifty-five (55) and attained the tenth (10th) anniversary of his seniority date.